UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 7, 2018

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.
At Market Issuance Sales Agreement
On May 7, 2018, Kindred Biosciences, Inc. (“we,” “our” or the “Company”) entered into an at market issuance sales agreement (the “sales agreement”) with B. Riley FBR, Inc. and Oppenheimer & Co. Inc. (the “Agents”) pursuant to which we may offer and sell from time to time through the Agents, each acting as agent, shares of our common stock, $0.0001 par value per share, having an aggregate offering price of up to $50.0 million. The offer and sale of our shares through the Agents will be registered pursuant to our Registration Statement on Form S-3 filed with the Securities and Exchange Commission, or “SEC,” on January 17, 2018 and declared effective by the SEC on February 7, 2018, and are described in detail in the related base prospectus, dated February 7, 2018 and prospectus supplement, dated May 7, 2018, included as part of our Registration Statement.
Under the sales agreement, the Agent may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933. The Agents have agreed in the sales agreement to use their commercially reasonable efforts consistent with their respective normal trading and sales practices to sell shares in accordance with our instructions (including any price, time or size limit or other customary parameters or conditions we may impose).
We have agreed to pay the Agents a commission rate of up to 3.0% of the gross sales price per share of any of our shares of common stock sold through the Agents under the sales agreement. We also have agreed to reimburse the Agents for legal fees and disbursements, not to exceed a total of $25,000, incurred by them in connection with the negotiation and preparation of the sales agreement and have provided the Agents with customary indemnification rights.
The offering pursuant to the sales agreement will terminate upon the sale of all shares subject to the sales agreement or the earlier termination of the sales agreement as permitted therein.
A copy of the sales agreement is incorporated by reference herein as Exhibit 10.1, and the foregoing summary of the sales agreement is qualified by reference to such exhibit.
TroyGould PC, counsel to the Company, has issued an opinion to the Company, dated May 7, 2018, regarding the validity of the shares of common stock to be issued and sold pursuant to the sales agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 8.01    Other Events.

On May 7, 2018, we issued a press release announcing that the the U.S. Food and Drug Administration’s Center for Veterinary Medicine approved Mirataz™ (mirtazapine transdermal ointment) for the management of weight loss in cats.

The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
5.1	Opinion of TroyGould PC
10.1	At Market Issuance Sales Agreement, dated as of May 7, 2018, between Kindred Biosciences, Inc. and and each of B. Riley FBR, Inc. and Oppenheimer & Co. Inc.
23.1	Consent of TroyGould PC (included in Exhibit 5.1).
99.1	Press Release of Kindred Biosciences, Inc. issued on May 7, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: May 7, 2018	By: /s/ Wendy Wee
Wendy Wee
Chief Financial Officer